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                                                                    Exhibit 99.1




                            SEPARATION AGREEMENT AND
                            GENERAL RELEASE OF CLAIMS

            This Separation Agreement and General Release of Claims (the "Separation Agreement" or the "Agreement") is entered into by and between Gartner, Inc. a Delaware corporation (the "Company"), and Maureen O'Connell (the "Executive") and dated as of September 15, 2004 (the "Execution Date"). This Separation Agreement shall become effective on the Effective Date (as defined in Section IX.B.).

            In consideration of the promises set forth in this Separation Agreement, the Parties hereby agree as follows:

I.    TERMINATION OF EMPLOYMENT

      A. Executive and the Company (the "Parties") hereby agree that Executive's position as President and Chief Operating Officer of the Company will be eliminated, and any and all appointments she holds with any affiliates or subsidiaries of the Company, whether as officer, director, employee, consultant, agent or otherwise, shall cease, as of October 21, 2004 (the "Termination Date"). Effective as of the Termination Date, Executive shall have no authority to act on behalf of the Company or any of its respective affiliates or subsidiaries, and shall not hold herself out as having such authority or otherwise act in an executive or other decision-making capacity. From the Execution Date through the Termination Date, Executive shall continue to receive salary and all benefits and perquisites to which she was entitled immediately prior to September 15, 2004 and, unless otherwise instructed by the Chief Executive Officer of the Company (the "CEO") in accordance with the following sentence, Executive shall continue to function as the President and Chief Operating Officer of the Company.

      B. On the Termination Date, Executive agrees to execute and not revoke a release identical in substance to the release contained in Section VII below, covering the time period from the Execution Date through the Termination Date; provided, however, the Parties agree to modify the release to comply with any new laws which may become applicable. If Executive refuses to sign or revokes such a release, Executive shall be deemed to have failed to abide by the material terms of this Separation Agreement.

II.   ENTITLEMENTS

            In lieu of all payments and benefits specified in the Employment Agreement between the Company and Executive dated October 15, 2002 and effective as of September 23, 2002 (the "Employment Agreement"), the Company shall provide Executive the following payments and benefits:

      A. Unpaid Salary and PTO. Executive's earned but unpaid "Base Salary" and "PTO" (each as defined in the Employment Agreement) through the Termination Date in accordance with the Company's regular payroll procedures.


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      B. Separation Payment. Within ten (10) days of the Effective Date, a single lump sum payment equal to $3,162,500.00, less applicable tax withholding (the "Separation Payment").

      C. Health Coverage. Executive will receive continuation of group health benefits (1) for two years following the Termination Date (or until Executive obtains other employment, if earlier), with premiums for such coverage paid by the Company and coverage provided pursuant to the Company's standard programs as in effect from time to time (or at the Company's election, substantially similar health benefits as in effect at the Termination Date through a third party carrier) for Executive, her spouse and any children, and, (2) thereafter, to the extent COBRA shall be applicable to the Company and such persons are then eligible for COBRA, continuation of health benefits for such persons at Executive's cost, for a period of 18 months or such longer period as may be applicable under the Company's policies then in effect, provided the Executive makes the appropriate election and payments.

      D. Stock Options, TARPS and Other Equity Arrangements. Executive is entitled to continued vesting for a two-year period following the Termination Date of all outstanding stock options, TARPs and other equity arrangements granted to Executive and held by Executive on the Termination Date. In addition, all outstanding options held by Executive on the Termination Date shall remain exercisable until October 21, 2007 (subject to the terms of the applicable Company stock plan). Notwithstanding the foregoing, no award may be exercised following the expiration of its ten-year term.

      E. Car. Executive will continue to have use of the car currently provided to her by the Company, on the same terms as in effect with the Company prior to the Termination Date, until December 31, 2004. After December 31, 2004, the Company will provide to the Executive the option of purchasing the car at its then fair market value (average trade-in price as provided in Kelley's Blue Book as of that date). Executive agrees to return the car to the Company in the event she does not purchase the car by January 31, 2005.

      F. Office Support. The Company will provide the Executive with the following continued office support until October 21, 2005 (or until Executive obtains other employment, if earlier):

            (i) Full Time Assistant. The Company will provide the Executive with the office services of a full time assistant. Beth Stefano will remain in this role unless she decides to change assignments within the Company or to leave the Company during this time. If Ms. Stefano leaves the Company, the Company and the Executive will mutually agree upon a replacement. During the time Ms. Stefano works for the Executive, Ms. Stefano will remain a full time employee of the Company at her current level of compensation and benefits and will continue to receive any additional benefits received generally by other executive assistants. The Executive will be responsible for conducting Ms. Stefano's performance review, but any upward adjustments to Ms. Stefano's compensation will be solely determined by the Company's human

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            resources department. While the Executive will direct Ms. Stefano's daily activities, and Ms. Stefano is expected to work solely for the Executive, Ms. Stefano will be free to seek other assignments within the Company if she so desires. If, following the earlier of Executive's acceptance of employment with another employer or the conclusion of the October 21, 2005, Ms. Stefano does not accept an alternative position with the Company, Ms. Stefano will be eligible for severance in accordance with the Company's then-applicable policies governing terminations based on job elimination.

            (ii) Work Space. The Executive and the Executive's assistant will be provided adequate work spaces mutually agreed upon at the Stamford campus or elsewhere, it being understood that the Executive and her assistant will be moved to space separate from the space occupied by the Operating Committee. The Executive's assistant will be provided the normal support services -- travel, facilities, tech support, etc. -- provided to other executive assistants generally.

            (iii) Technical Support. The Executive will be provided the same level of technology and telecommunications services and support at the Company's expense as she has enjoyed as the Company's President and Chief Operating Officer. This support will include all services and usage charges involving her laptop computer, cell phone, blackberry and wireless access/vpn.

            (iv) Corporate Credit Card and Expenses. The Company will provide travel and other support services and the Executive will be authorized to utilize the corporate credit card for any reasonable Company-related activity. The Executive will be expected to provide full expense reports for the Company-related activity, which will be subject to review and approval by the Chief Executive Officer of the Company and the General Counsel of the Company.

            (v) Email and Voicemail. The Executive will be provided uninterrupted full access to email and voicemail, subject to existing Company policies, such as the Internet Posting policy, governing the appropriate usage of such services.

            (vi) Company Research Product. The Executive will be provided reasonable access to Gartner's research product and analysts and full use of the IRC and on-line research capabilities, subject to the rules governing appropriate use of these resources by employees of

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            the Company generally and the reasonable availability of such resources to be used for such purposes.

      G. Hiring of Former Employees. The Company agrees that the Executive may, if she chooses, hire (or assist in the hiring of) Ken Yamamoto and/or Beth Stefano to work for her or to work at a company with which she has or develops an affiliation; provided, that such work does not violate the terms of any post-employment obligations owed by Mr. Yamamoto and/or Ms. Stefano to the Company by policy, agreement or law, including, with respect to Mr. Yamamoto, those restrictions found in the Agreement Regarding Certain Conditions of Employment dated December 10, 2002 and executed by Mr. Yamamoto and, with respect to Ms. Stefano, those restrictions found in the Agreement Regarding Certain Conditions of Employment dated January 15, 2003 and executed by Ms. Stefano.

      H. Employee Benefit Plans. As of and after the Termination Date, Executive shall no longer participate in, accrue service credit or have contributions made on her behalf under any employee benefit plan sponsored by the Company in respect of periods commencing on and following the Termination Date, including without limitation, any plan which is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. Executive shall be entitled to all benefits accrued up to the Termination Date, to the extent vested under all employee benefit plans of the Company, in accordance with the terms of such plans. Except as otherwise provided in this Separation Agreement, Executive shall not be entitled to any other payments or benefits under the Employment Agreement.

      I. Reference. The Company will provide the Executive with references consistent with the Press Release attached hereto as Exhibit A and the Internal Announcement attached hereto as Exhibit B.

      J. Legal Fees. The Company agrees to reimburse Executive for reasonable fees and expenses (not to exceed a total of $10,000) actually incurred by Executive in connection with the preparation, negotiation and execution of this Agreement, but only if this Agreement is actually executed and the Effective Date occurs.

III.  CONTINUING OBLIGATIONS PURSUANT TO THE EMPLOYMENT AGREEMENT

      A. The Parties shall continue to comply with Sections 6(d)(ii), 8, 9, 10, 11, 12(g) and 12(i) of the Employment Agreement after the Effective Date (the "Continuing Obligations").

      B. Notwithstanding the covenants contained in Section 11 of the Employment Agreement, the Company shall take into reasonable consideration any request by Executive to waive such covenants in situations in which the Company reasonably determines that it would not be likely to be materially harmed by such waiver. The Company agrees that the initial discussion to consider any such waiver of this provision shall commence with Executive and the CEO of the Company. The Company shall be under no obligation to act or refrain from acting in response to any request for waiver by Executive pursuant to this Section III.


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      C. Executive acknowledges that if Executive breaches the covenants contained in the Continuing Obligations, Executive shall be deemed to have failed to abide by the material terms of this Separation Agreement.

IV.   NONDISPARAGEMENT

            Executive agrees to not disparage, defame, or slander the Company, its directors, or its executive officers. The Company agrees to instruct its directors and executive officers to not disparage, defame, or slander Executive, and the Company will take reasonable measures to cause its directors and executive officers to not do so.

V.    INTERNAL ANNOUNCEMENT

            The Executive and the Company agree that the Company will issue an internal announcement concerning the Executive's termination in the form attached hereto as Exhibit A. Any further statements by the Company concerning the Executive's termination will be substantially consistent with that statement.

VI.   PRESS RELEASE

            The Company and the Executive agree that the Company will issue a press release in the form attached hereto as Exhibit B. Any other press releases (or announcements including statements on earnings calls) regarding the Executive's departure from employment by the Company shall be substantially consistent with Attachments A and B.

VII.  ACKNOWLEDGMENT AND RELEASE BY EXECUTIVE

      Executive on her own behalf and on behalf of her successors, assigns, legal representatives, heirs, executors and administrators (collectively, the "Executive Releasor"), does hereby remise, release, absolve and discharge, the Company, all of its respective successors and assigns, subsidiaries and legal representatives (in their capacities as such), past and present, and all of its respective directors, officers, shareholders, agents, employees, attorneys, successors, assigns, legal representatives, heirs, executors and administrators, past and present, and each and every one of them, in their individual and corporate capacities as such (collectively, the "Company Releasee"), from any and all manner of claims, demands, liens, agreements, contracts, covenants, promises, actions, suits, causes of action, controversies, obligations, debts, sums of money, accounts, attorneys' fees, damages, judgments, executions, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether presently known or unknown, suspected or unsuspected, (collectively, "Claims"), including, without limitation, any complaint, charge or cause of action (1) arising out of her employment with the Company and any of its subsidiaries or affiliates (the "Company Group"), (2) arising out of her right to purchase, or actual purchase of shares of stock of the Company, including without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law, (3) for wrongful discharge of employment, termination in violation of public policy, discrimination, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent

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or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion, (4) for a violation of the federal, or any state constitution, (5) for, or to recover, attorneys' fees, and (6) for a violation of any federal, state, or municipal statute, including, but not limited to, the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. S621 et seq. (the "ADEA"), the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Connecticut Fair Employment Practices Act, Conn. Gen. Stat. Secs. 46a-60 et seq., and the Connecticut Wage and Hour Law, Conn. Gen. Stat. Secs. 31-70 et seq. all as amended, which Executive Releasor now owns or holds or has at any time heretofore owned or held, or hereafter can, shall or may have, as against the Company Releasee, or any of them, from the beginning of the world to the Effective Date, except that any Claims that arise under or are in connection with (x) the obligations of the Company to Executive Releasor under this Separation Agreement or the Employment Agreement, (y) any ordinary commercial liabilities or obligations of any Company Releasee that is a shareholder, officer or director may have to Executive Releasor as of the date hereof that are entirely unrelated to (i) the Company Group and (ii) the conduct of any Company Releasee in holding, owning or managing any interests of the Company Group and (z) any claims against the Company that Executive Releasor may have for indemnification under the By-Laws of the Company as in effect on the date hereof, the laws of the State of Delaware or any insurance coverage maintained by or on behalf of the Company for Executive with respect to her service as an officer and/or director of the Company or any member of the Company Group. The Company represents that, as of the date of the execution of this Separation Agreement, it is unaware of any claim or allegation of wrongdoing formally made against the Executive with any of its Human Resources Department, Legal Department or the Board of Directors.

VIII. REVOCATION PERIOD

      A. The Executive acknowledges that she has seven days after execution of this Separation Agreement to revoke it.

      B. IF THE EXECUTIVE DESIRES TO REVOKE THIS SEPARATION AGREEMENT AFTER EXECUTION, SHE MUST NOTIFY COMPANY IN WRITING, WHICH WRITING MUST BE RECEIVED BY LEWIS G. SCHWARTZ, AT 56 TOP GALLANT ROAD, STAMFORD, CT 06904 ON OR BEFORE 11:59 P.M. ON THE SEVENTH DAY AFTER EXECUTION OF THIS AGREEMENT. IF THE LAST DAY OF THE REVOCATION PERIOD IS A SATURDAY, SUNDAY OR LEGAL HOLIDAY IN CONNECTICUT, THEN THE REVOCATION PERIOD SHALL NOT EXPIRE UNTIL THE NEXT FOLLOWING DAY WHICH IS NOT A SATURDAY, SUNDAY OR LEGAL HOLIDAY. THIS SEPARATION AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE, AND THE CONSIDERATION DESCRIBED ABOVE SHALL NOT BE PAYABLE, UNTIL THE REVOCATION PERIOD HAS EXPIRED WITHOUT SUCH REVOCATION HAVING BEEN GIVEN.


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IX.   WAIVER OF RIGHTS

      A. The Executive understands that there are various state, federal and local laws that prohibit employment discrimination on the basis of, among other things, age, sex, race, national origin, religion and disability and that these laws are enforced by various government agencies. The Executive intends to waive and hereby does waive any right that she may have to bring a claim against the Company under the Age Discrimination in Employment Act of 1967 as amended, and under any other laws regarding employment discrimination with respect to her employment with the Company.

      B. The Executive specifically acknowledges the following:

      - The Executive has read this Separation Agreement including the full release of claims and fully understands its terms;

      - The Executive is voluntarily entering into this Separation Agreement knowingly of her own free will and without undue influence or stress;

      - The waiver specifically refers to rights or claims arising under the Age Discrimination in Employment Act of 1967 as amended;

      - The Executive has not waived any rights arising after the date that she executes this Separation Agreement;

      - The Executive has been advised in writing to consult with an attorney prior to executing this Separation Agreement and has had an opportunity to review this Separation Agreement with an attorney;

      - The Executive has been given a period of 21 days to consider this Separation Agreement;

      - The Separation Agreement provides the Executive with a period of 7 days following the execution of this Separation Agreement to revoke the Separation Agreement; and

      - The Separation Agreement will not become effective until the eighth day following execution by the Executive and the Company of this Separation Agreement (the "Effective Date").


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X.    AVAILABILITY OF RELIEF

      A. In the event that Executive fails to abide by any of the material terms of this Separation Agreement following notice of such failure by the Company and a reasonable opportunity to cure, the Company may, in addition to any other remedies it may have, terminate any benefits or payments that are subsequently due under this Separation Agreement, without waiving the release granted herein.

      B. Executive and the Company each acknowledges and agrees that the remedy at law available to the Company and Executive, respectively, for breach by the other of any of her or its obligations under this Separation Agreement, including but not limited to her and its obligations under Sections III and IV of this Separation Agreement, would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, Executive and the Company each acknowledges, consents and agrees that, in addition to any other rights or remedies which the Company or Executive, respectively, may have at law, in equity or under this Separation Agreement, upon adequate proof of her or its violation of any such provision of this Separation Agreement, the Company or Executive, as applicable, shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach, without the necessity of proof of actual damage.

XI.   MISCELLANEOUS

      A. Notices. Any notice given pursuant to this Separation Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested, or by overnight courier, or when hand delivered as follows:

                  If to the Company:

                  Gartner, Inc.
                  56 Top Gallant Road
                  P.O. Box 10212
                  Stamford, CT 06904-2212
                  Attention:  Lewis G. Schwartz, General Counsel


                  With a copy to:
                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, CA   94304-1050
                  Attention: Larry Sonsini
                  If to Executive:

                  Maureen O'Connell
                  154 Weaver Street
                  Greenwich, CT 06831


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                  With a copy to:

                  Cleary, Gottlieb, Steen & Hamilton
                  One Liberty Plaza
                  New York, New York 10006
                  Attention: Arthur H. Kohn and Mary P. Watson

or to any such person or at such other address as either party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto.

      B. Successor. This Separation Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, successors and assigns.

      C. Taxes. Except as otherwise stated in Section III of this Separation Agreement (which incorporates as a Continuing Obligation Section 6(d)(ii) of the Employment Agreement), the Executive shall be responsible for the payment of any and all required federal, state, local and foreign taxes incurred, or to be incurred, in connection with any amounts payable to Executive under this Separation Agreement. Notwithstanding any other provision of this Separation Agreement, the Company may withhold from amounts payable under this Separation Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws and regulations.

      D. Severability. In the event that any provision of this Separation Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Separation Agreement shall be unaffected and shall remain in full force and effect. In addition, if any provision is determined to be invalid or unenforceable due to its duration and/or scope, the duration and/or scope of such provision, as the case may be, shall be reduced, such reduction shall be to the smallest extent necessary to comply with applicable law, and such provision shall be enforceable, in its reduced form, to the fullest extent permitted by applicable law.

      E. Counterparts. This Separation Agreement may be executed by one or more of the Parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Separation Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

      F. Non-Admission. Nothing contained in this Separation Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of Executive or on the part of the Company.

      G. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Separation Agreement by seeking other employment and, to the extent that Executive obtains or undertakes other employment, the payment shall not be reduced by the earnings of Executive from the other employment.

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      H. Entire Agreement. This Separation Agreement shall supersede any and all prior agreements, representations or understandings (whether oral or written and whether express or implied) between the parties with respect to the subject matter hereof, including without limitation the Employment Agreement, except that the Continuing Obligations shall remain in full force and effect after the Effective Date. This Agreement may only be modified by a writing signed by the Executive and an authorized representative of the Company.

      I. Governing Law/Dispute Resolution. This Separation Agreement shall be governed by, and construed in accordance with the internal laws of the State of New York, applicable to contracts made and performed wholly within such state by residents thereof. The dispute resolution mechanism set forth in Section 12(g) of the Employment Agreement shall apply to disputes between the parties regarding this Separation Agreement.

            IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement on September 27, 2004.

                                    GARTNER, INC.


                                    By: /s/ Eugene A. Hall
                                        -----------------------
                                        Eugene A. Hall
                                        Chief Executive Officer


                                    EXECUTIVE

                                    /s/ Maureen O'Connell
                                    ---------------------------
                                    Maureen O'Connell



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